For further information, contact:
   John B. Kelley, Vice President
   Phone 808-525-8422
   E-mail: invrel@abinc.com

                                                          HOLD FOR RELEASE:
                                                          6:30 P.M. EASTERN TIME
                                                          Tuesday, July 27, 2004

             A&B REPORTS 2ND QUARTER 2004 EARNINGS OF $30.1 MILLION
             ------------------------------------------------------
                             2nd Quarter EPS Up 27%

    Honolulu (July 27, 2004) -- Alexander & Baldwin, Inc. (NASDAQ:ALEX) today reported second quarter 2004 net income of $30,100,000, or $0.71 per basic share. Net income in the second quarter of 2003 was $23,200,000, or $0.56 per basic share. Revenue in the second quarter of 2004 was $377,100,000, compared with revenue of $314,200,000 in the second quarter of 2003.

    Net income for the first half of 2004 was $57,200,000, or $1.35 per basic share. For the first half of 2003, the Company reported net income of $40,800,000, or $0.99 per basic share. Revenue in the first half of 2004 was $720,800,000, compared with $587,200,000 in the first half of 2003.

COMMENTS ON QUARTER, OUTLOOK

    "These favorable second quarter results continue the pattern that started with this year's first quarter," said Allen Doane, president and chief executive officer of A&B. "A&B is benefiting from the combination of improved performance at Matson and strong real estate sales.

    "In particular, sales included substantial contributions from recently acquired properties, like the development parcels and house lots at the Wailea resort on Maui, and from office condominiums in Honolulu, as well as lots in our existing industrial parks. On the transportation side, Matson enjoyed unit volume increases, higher cargo yields and flat total year-over-year costs. As a result, the profit margin in Ocean Transportation was a record for any recent second quarter.

    "Results this quarter in the Food Products segment began to reflect this year's expected poor sugar harvest and continuing low raw sugar prices. The rest of the year will be very difficult for this segment.

    "For the balance of 2004, we expect that Matson's pace of improvement will moderate somewhat, reflecting scheduled contractual cost escalations. And, repeating the pattern that took place in 2003, most of the property sales that we expected would occur throughout this year actually closed during the first half. Overall, however, the outlook remains very good for A&B to report increased earnings this year.

    "Looking just ahead, we will take delivery very shortly of the MV Maunawili, Matson's newest container ship. Maunawili will enter the Hawaii service immediately, and we expect that this new ship will perform as well as its sister ship, MV Manukai, which entered service last year."

TRANSPORTATION--OCEAN TRANSPORTATION

--------------------------------------------------------------------------------
                                           Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions             2004                 2003         Change
--------------------------------------------------------------------------------
  Revenue                     $ 208.1              $ 199.3            4%
  Operating Profit            $  31.4              $  23.2           35%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers            40,400               39,900            1%
  Hawaii Automobiles           41,600               41,600           --
  Guam Containers               4,300                4,600          - 7%

    Ocean Transportation revenue of $208.1 million for the second quarter of 2004 was $8.8 million, or four percent, higher than the second quarter of 2003. This increase was due to improved yields and cargo mix, increases in the bunker fuel surcharge and higher container volume. Total container volume was one percent higher than the second quarter of 2003. Within that total, the number of Hawaii-bound containers showed four-percent growth over the second quarter of 2003, reflecting a return to normalized shipments of consumer goods and growth in construction-related products.

    Operating profit of $31.4 million was $8.2 million, or 35 percent, better than the second quarter of 2003. This improvement was primarily the result of favorable yields, the absence of an excise tax accrual that took place in 2003, higher container volume, and lower administrative and employee benefit costs. These positive factors were partially offset by higher vessel operating expenses and depreciation.

    During the 2004 second quarter, Matson initiated a new roll-on/roll-off service from the island of Hawaii to the U.S. West Coast. This service is expected to directly benefit customers in cattle and nursery businesses by reducing transit times.

    Effective June 6, 2004, Matson increased its Guam service rates by $125 per container and $25 per vehicle. Also effective on June 6, Matson increased its West Coast terminal handling charge in the Guam service by $25 per container and by $5 per automobile.

--------------------------------------------------------------------------------
                                       Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions             2004                 2003         Change
--------------------------------------------------------------------------------
  Revenue                     $ 404.6              $ 385.4             5%
  Operating Profit            $  50.0              $  35.3            42%
--------------------------------------------------------------------------------
Volume (Units)
--------------------------------------------------------------------------------
  Hawaii Containers            80,100               78,900             2%
  Hawaii Automobiles           77,900               79,100           - 2%
  Guam Containers               8,800                9,000           - 2%

    Ocean Transportation revenue of $404.6 million for the first half of 2004 was $19.2 million, or five percent, higher than the first half of 2003. This increase was due to improved yields and cargo mix, increases in the fuel surcharge and higher container volume. As in the second quarter, higher container volume reflected a return to normalized shipments of consumer goods, increasing growth in construction-related products and a steadily improving Hawaii economy. Hawaii-bound cargo also showed four percent growth in the first half of 2004 compared with the first half of 2003.

    Operating profit of $50.0 million was $14.7 million, or 42 percent, better than the first half of 2003. This improvement was primarily the result of favorable yields, the absence of the excise tax accrual that took place in 2003, higher volume, and lower administrative and employee benefit costs, partially offset by higher vessel operating expenses, higher cargo handling costs, and depreciation.

     In the second half of 2004, labor and operating costs are expected to increase modestly, due to the timing of contractual increases.

TRANSPORTATION--LOGISTICS SERVICES

--------------------------------------------------------------------------------
                                             Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003        Change
--------------------------------------------------------------------------------
  Revenue                        $ 93.5               $ 57.4          63%
  Operating Profit               $  2.6               $  1.4          86%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003        Change
--------------------------------------------------------------------------------
  Revenue                        $167.6               $108.4          55%
  Operating Profit               $  3.6               $  1.9          89%
--------------------------------------------------------------------------------

    Strong growth in revenue and operating profit for the second quarter and first half of 2004 in the logistics services business was mainly the result of increased customer volume, in large part, due to an acquisition in late 2003. Also contributing was unit growth in all business segments--domestic, international and highway.

PROPERTY DEVELOPMENT & MANAGEMENT--LEASING

--------------------------------------------------------------------------------
                                           Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003          Change
--------------------------------------------------------------------------------
  Revenue                      $ 20.4               $ 20.6            - 1%
  Operating Profit             $  9.2               $  9.5            - 3%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                         94%                  96%           - 2%
  Hawaii                           90%                  90%            --

    Before removing amounts treated as discontinued operations, property leasing revenue for the second quarter of 2004 was one percent lower than the amount reported for the second quarter of 2003. Lower occupancies in the Mainland commercial leasing portfolio were nearly offset by higher contributions from replacement property acquired after the 2003 second quarter. Lower operating profit was mainly due to the additional expense of repairs to siding on a commercial building in Honolulu.

--------------------------------------------------------------------------------
                                          Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003           Change
--------------------------------------------------------------------------------
  Revenue                      $ 41.2               $ 39.7              4%
  Operating Profit             $ 18.7               $ 18.1              3%
--------------------------------------------------------------------------------
Occupancy Rates
--------------------------------------------------------------------------------
  Mainland                         94%                  92%             2%
  Hawaii                           90%                  90%             --

    Before removing amounts treated as discontinued operations, growth in property leasing revenue and operating profit in the first half of 2004 reflected higher occupancies in the Mainland commercial leasing portfolio and higher contributions from replacement property acquired since the 2003 first quarter.

PROPERTY DEVELOPMENT & MANAGEMENT--SALES

--------------------------------------------------------------------------------
                                            Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003           Change
--------------------------------------------------------------------------------
  Revenue                      $ 28.3               $ 26.4               7%
  Operating Profit             $ 13.4               $  6.9              94%
--------------------------------------------------------------------------------

    Sales during the second quarter of 2004 included 13 Maui and Oahu commercial properties for $8.9 million, three residential development parcels for $13.8 million, one floor of an office condominium for $1 million, and five residential properties for $4.3 million. Second quarter results also included $1.3 million for the company's share of earnings in three real estate joint ventures.

    By comparison, sales during the second quarter of 2003 included the sales of a commercial property in Nevada for $23.5 million, and three residential properties for $2.1 million. Operating profit for 2003 also included the Company's share of earnings in two real estate joint ventures of $1 million.

--------------------------------------------------------------------------------
                                         Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003            Change
--------------------------------------------------------------------------------
  Revenue                       $ 68.4               $ 43.1              59%
  Operating Profit              $ 32.4               $ 18.5              75%
--------------------------------------------------------------------------------

    Sales during the first half of 2004 included 30 Maui and Oahu commercial properties for $21.1 million, three residential development parcels for $13.8 million, 8-1/2 office condominium floors for $9.8 million and 28 residential properties for $23.2 million. Operating profit for 2004 also included the Company's share of earnings in three real estate joint ventures of $2.1 million.

    By comparison, sales during the first half of 2003 included the sales of a commercial property in Nevada for $23.5 million, ten commercial properties for $15.4 million, and eight residential properties for $3.7 million. Operating profit for 2003 also included the Company's share of earnings in two real estate joint ventures of $2.2 million.

    Property sales for the second half of 2004 are not expected to continue at the pace of the first half of the year. Although the Company continues to pursue the sales of inventoried and income producing properties, a significant portion of the sales expected to close during 2004 took place in the first half.

    In the second quarter and first half of 2004, discontinued operations included the sale, for $1 million, of a property on Maui and the operating results of a commercial property in Ontario, Calif., that the company intends to sell. In 2003, discontinued operations included, in the second quarter, the sale of a property in Reno, Nev., and, in the first half, the sales of five commercial properties on Maui.

FOOD PRODUCTS

--------------------------------------------------------------------------------
                                             Quarter Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003          Change
--------------------------------------------------------------------------------
  Revenue                      $ 28.9               $ 35.1           - 18%
  Operating Profit             $  0.3               $  2.3           - 87%
--------------------------------------------------------------------------------
Tons Sugar Produced            53,200               68,900           - 23%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            Six Months Ended June 30
--------------------------------------------------------------------------------
Dollars in Millions              2004                 2003          Change
--------------------------------------------------------------------------------
  Revenue                      $ 42.3               $ 50.0           - 15%
  Operating Profit             $  2.9               $  4.2           - 31%
--------------------------------------------------------------------------------
Tons Sugar Produced            64,900               87,600           - 26%
--------------------------------------------------------------------------------

    Food Products revenue and operating profit declined for both the second quarter and first half of 2004 compared with 2003, due mainly to lower sugar production and sales prices that were about seven percent below 2003. Lower sugar production in 2004 was due to very wet field conditions and unburnt, or poorly burnt, cane that affected harvesting and processing conditions adversely. During the second quarter, the cost of crop was increased by three percent to reflect lower estimated total-year production.

    In comparison with 2003, operating profit for both the second quarter and first half of 2004 benefited from higher electrical power sales. In addition, stronger food-grade sugar and roasted coffee sales helped the second quarter and first half results. The benefit of these factors was more than outweighed by the lower raw sugar production and sales prices.

    Full-year 2004 operating profit for Food Products is expected to be much less than the amount reported last year, due to the lower raw sugar production and continuing low sugar prices. 2004 production could drop from between five to seven percent below the 206,000 tons produced in 2003. Combined with lower sugar prices, and despite cost reduction efforts that have been initiated, the production shortfall will significantly erode the first half operating profit.

BALANCE SHEET COMMENTS

    During the third quarter of 2004, Matson expects to take delivery of a new vessel. Concurrent with the delivery and financing of that vessel, Matson will retire $100 million of commercial paper notes. In anticipation of that repayment, $100 million of debt has been reclassified as current, as has $100 million in the capital construction fund, which will be used to make the repayment. Changes to current assets, the capital construction fund, current liabilities and long-term debt associated with this transaction are the most prominent changes in the balance sheet since year-end.

CASH FLOW COMMENTS

    Comparing the first half of 2004 with that of 2003, operating cash flows increased by $22.6 million. The increase was due principally to better operating results, the timing of sales of real estate developments that are classified as "real estate held for sale" and fluctuations in other working capital balances.


Alexander & Baldwin, Inc., headquartered in Honolulu, is engaged in ocean transportation and intermodal services, through its subsidiaries, Matson Navigation Company, Inc. and Matson Integrated Logistics, Inc.; in property development and management, through A&B Properties, Inc.; and in food products, through Hawaiian Commercial & Sugar Company and Kauai Coffee Company, Inc. Additional information about A&B may be found at its web site: www.alexanderbaldwin.com. Statements in this press release that are not historical facts are "forward-looking" statements that involve a number of risks and uncertainties described in the Company's Form 10-Q for the period ending March 31, 2004 and on page 21 of the Company's Annual Report on Form 10-K, which is included in the Company's 2003 annual report to shareholders. These factors could cause actual results to differ materially from those projected in the statements.


                                  ALEXANDER & BALDWIN, INC.
                                  -------------------------
                    2004 and 2003 Second-Quarter and First-Half Results
                    ---------------------------------------------------

                                                     2004                        2003
                                                     ----                        ----
 Three Months Ended June 30
 --------------------------
 Revenue                                        $377,100,000                $314,200,000
 Income From Continuing Operations               $29,200,000                 $18,700,000
 Discontinued Operations:  Properties 1             $900,000                  $4,500,000
 Net Income                                      $30,100,000                 $23,200,000
 Basic Share Earnings
      Continuing Operations                            $0.69                       $0.45
      Net Income                                       $0.71                       $0.56
 Diluted Share Earnings
      Continuing Operations                            $0.68                       $0.45
      Net Income                                       $0.70                       $0.56
 Average Shares Outstanding                       42,500,000                  41,400,000

 Six Months Ended June 30:
 ------------------------
 Revenue                                        $720,800,000                $587,200,000
 Income From Continuing Operations               $56,000,000                 $29,100,000
 Discontinued Operations:  Properties1            $1,200,000                 $11,700,000
 Net Income                                      $57,200,000                 $40,800,000
 Basic Share Earnings
      Continuing Operations                            $1.32                       $0.70
      Net Income                                       $1.35                       $0.99
 Diluted Share Earnings
      Continuing Operations                            $1.30                       $0.70
      Net Income                                       $1.33                       $0.98
 Average Shares Outstanding                       42,400,000                  41,400,000

1  "Discontinued Operations:  Properties" consists of sales, or intended sales, of certain lands and buildings that are material and have separately identifiable earnings and cash flows.


                                        Industry Segment Data, Net Income
                                        ---------------------------------
                               (In Millions, Except Per Share Amounts, Unaudited)

                                                          Three Months Ended               Six Months Ended
                                                          ------------------               ----------------
                                                                June 30,                        June 30,
                                                                -------                        --------
                                                         2004            2003            2004            2003
                                                         ----            ----            ----            ----
Revenue
-------
  Transportation
      Ocean Transportation                           $    208.1      $    199.3      $    404.6      $    385.4
      Logistics Services                                   93.5            57.4           167.6           108.4
  Property Development & Management
      Leasing                                              20.4            20.6            41.2            39.7
      Sales                                                28.3            26.4            68.4            43.1
      Less Amounts Reported In
         Discontinued Operations                           (1.5)          (24.6)           (1.9)          (39.4)
  Food Products                                            28.9            35.1            42.3            50.0
   Intercompany and Other                                  (0.6)           -               (1.4)           -
                                                     ----------      ----------      ----------      ----------
      Total Revenue                                  $    377.1      $    314.2      $    720.8      $    587.2
                                                     ==========      ==========      ==========      ==========

Operating Profit, Net Income:
----------------------------
  Transportation
      Ocean Transportation                           $     31.4      $     23.2      $     50.0      $     35.3
      Logistics Services                                    2.6             1.4             3.6             1.9
  Property Development & Management
      Leasing                                               9.2             9.5            18.7            18.1
      Sales                                                13.4             6.9            32.4            18.5
      Less Amounts Reported In
         Discontinued Operations                           (1.4)           (7.3)           (1.9)          (18.8)
  Food Products                                             0.3             2.3             2.9             4.2
                                                      ---------      ----------      ----------      ----------
      Total Operating Profit                               55.5            36.0           105.7            59.2
  Interest Expense                                         (3.2)           (2.4)           (6.4)           (5.0)
  Corporate Expenses                                       (4.8)           (4.1)           (9.0)           (8.2)
                                                      ----------     ----------      ----------      ----------
      Income From Continuing Operations
         Before Income Taxes                               47.5            29.5            90.3            46.0
  Income Taxes                                            (18.3)          (10.8)          (34.3)          (16.9)
                                                      ----------     ----------      ----------      ----------
  Income From Continuing Operations                        29.2            18.7            56.0            29.1
      Discontinued Operations: Properties                   0.9             4.5             1.2            11.7
                                                      ----------     ----------      ----------      ----------
  Net Income                                          $    30.1      $     23.2      $     57.2      $     40.8
                                                      ==========     ==========      ==========      ==========

  Basic Earnings Per Share, Continuing Operations     $    0.69      $     0.45      $     1.32      $     0.70
  Basic Earnings Per Share, Net Income                $    0.71      $     0.56      $     1.35      $     0.99

  Average Shares                                           42.5            41.4            42.4            41.4


                       Consolidated Balance Sheets
                       ---------------------------
                               (In Millions)

                                     June 30,              December 31,
                                     --------              ------------
                                       2004                    2003
                                       ----                    ----
                                    (Unaudited)
ASSETS
Current Assets                     $       385             $       247
Investments                                 99                      68
Real Estate Developments                    73                      77
Property, Net                            1,044                   1,079
Capital Construction Fund                   66                     165
Other Assets                               119                     124
                                   -----------             -----------
                  Total            $     1,786             $     1,760
                                   ===========             ===========

LIABILITIES & EQUITY
Current Liabilities                $       313             $       183
Long-Term Debt                             198                     330
Post-Retirement Benefit Obligs.             44                      44
Other Long-Term Liabilities                 37                      36
Deferred Income Taxes                      344                     356
Shareholders' Equity                       850                     811
                                   -----------             -----------
                  Total            $     1,786             $     1,760
                                   ===========             ===========

                    Consolidated Statements of Cash Flows
                    -------------------------------------
                                 (In Millions)
                                                  Six Months Ended
                                                  ----------------
                                                      June 30,
                                                      -------
                                            2004                    2003
                                            ----                    ----
                                                    (Unaudited)
Operating Cash Flows               $        84.1           $        61.5
Capital Expenditures                       (23.6)                  (19.2)
CCF Deposits, Net                           (0.2)                   (2.3)
Investments, Net                           (22.0)                   (1.9)
Proceeds From Issuance of
  (Payment of) Debt, Net                   (31.1)                  (13.0)
Repurchases of Capital Stock                (2.3)                      -
Dividends Paid                             (19.1)                  (18.6)
All Other, Net                              28.9                     7.6
                                   -------------           -------------
Increase/(Decrease) In Cash        $        14.7           $        14.1
                                   =============           =============

Depreciation                       $       (39.7)          $       (35.2)
                                   =============           =============